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                                                                EXHIBIT 10.21
                                                                -------------

                           WAIVER AND FOURTH AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

         THIS WAIVER AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made and entered into the 17th day of December, 1997 by and between UNCLE B'S BAKERY, INC., an Iowa corporation ("Borrower"), and CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation ("Lender").

                              W I T N E S S E T H :

         WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of July 12, 1995 (the "Loan Agreement"), which Loan Agreement was amended on October 28, 1996 pursuant to the Waiver and First Amendment to the Loan and Security Agreement, was further amended on November 15, 1996 pursuant to that certain Second Amendment to Loan and Security Agreement, and was further amended on August 25, 1997 pursuant to that certain Waiver and Third Amendment to Loan Agreement, and which Loan Agreement currently provides for term loans in the aggregate original principal amount of Seven Million One Hundred Fifty Thousand Dollars ($7,900,000) and for a revolving credit facility from Lender to Borrower in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) at any one time outstanding; and

         WHEREAS, Borrower has requested that Lender waive any Event of Default arising out of (i) the Borrower's failure comply with the financial covenants contained therein, (ii) the Borrower's failure to make interest payments as required under the Loan Agreement on November 1, 1997 and December 1, 1997, and
(iii) certain other Events of Default more specifically identified herein, and has further requested that Lender further amend the Loan Agreement, among other things, to revise the financial covenants contained therein; and

WHEREAS, Lender has agreed to grant Borrower's request, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement, to the extent defined therein.

         2. AMENDMENTS.

                  2.1 The definition of "Borrowing Base" contained in Section
1.1 of the Loan Agreement is hereby amended by deleting the reference to "January 31, 1998" contained therein,
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and substituting in lieu thereof a reference to "December 31, 1998".

                  2.1 Sections 8.1 through 8.4 of the Loan Agreement are hereby amended by deleting such Sections in their entirety and by substituting in lieu thereof new Sections 8.1 through 8.4, to read as follows:

                  8.1 MINIMUM CASH FLOW. Borrower shall maintain as of the end of each month during the applicable periods set forth below, a minimum monthly Cash Flow of not less than the amount set forth opposite each such applicable period:

             APPLICABLE PERIOD                             AMOUNT
             12/01/97 - 12/31/97                          $60,000
             01/01/98 - 01/31/98                          $75,000
             02/01/98 - 12/31/98                         $125,000

                  8.3 [INTENTIONALLY DELETED].

                  8.2 [INTENTIONALLY DELETED].

                  8.4 [INTENTIONALLY DELETED].

         3. WAIVER. Lender hereby waives any Event of Default under the Loan Agreement prior to the date hereof arising solely out of (i) the Borrower's failure to comply with the financial covenant set forth in Section 8.1 for the period beginning on August 25, 1997 and ending on the Fourth Amendment Effective Date, and the financial covenants set forth in Sections 8.2 and 8.4 of the Loan Agreement for the fiscal quarter ending October 31, 1997, (ii) the Borrower's failure to make payments of accrued interest on November 1, 1997 or December 1, 1997, (iii) the Borrower's failure to pay real property taxes totaling approximately $24,500, which were due on September 1, 1997, and (iv) the Borrower's execution and delivery of, and the filing of, that certain UCC-1 financing statement listing the Borrower as debtor, the State of Iowa, Department of Economic Development as Borrower, filed with the Secretary of State of Iowa on or about October 28, 1995.

         4. EXPENSES. Borrower agrees to pay, immediately upon demand by Lender, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment.

         5. DEFAULTS HEREUNDER. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, any of the other Loan Documents and applicable law.

         6. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made

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by Borrower under the Loan Agreement and the Loan Documents shall be true and correct in all material respects as of the date hereof with the same force and effect as if made on and as the date hereof, except as has been disclosed to the Lender in writing and except for such changes in such representations and warranties which do not constitute a Default or Event of Default, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Bank pursuant to Section 6.2 of the Loan Agreement or otherwise. Borrower further represents and warrants to Lender on and as of the date of this Amendment, and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

          7. NO MATERIAL ADVERSE CHANGE. Since October 31, 1997, and other than as set forth on EXHIBIT A attached hereto, there has not occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the date hereof.

          8. CONDITIONS PRECEDENT. This Amendment shall not become effective unless and until (the date of such effectiveness being the "Fourth Amendment Effective Date"):

          (i) the Lender shall have received the following documents, each duly executed and delivered to Lender, and each to be satisfactory in form and substance to Lender and its counsel:

          (a)  the Amendment;

          (b) the Over Advances Agreement, of even date herewith, between the Borrower and the Lender (the "Over Advances Agreement");

          (c)  the  Over   Advances  Note  (as  defined  in  the  Over  Advances
               Agreement);

          (d) the Over Advances Capitalized Interest Note (as defined in the Over Advances Agreement);

          (e) a certificate signed by the president and chief financial officer of Borrower, stating that, giving effect to this Amendment, the representations and warranties set forth in ARTICLE 5 of the Loan Agreement are true and correct in all material respects on the date hereof, Borrower is on the date hereof in compliance with all the terms and conditions set forth in the Loan Agreement, as amended hereby, and the Loan Documents on its part to be observed or performed, and on the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing;

          (f) a certificate of the Secretary of Borrower certifying that attached thereto is a true and correct copy of the resolutions adopted by its Board of Directors, authorizing the execution, delivery and performance of the Amendment, the Over Advances Agreement and the other documents contemplated hereby;

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          (g)  the written opinion of Dorsey & Whitney LLP, counsel to Borrower, in form and substance satisfactory to Lender;

          (h) the Written Direction to Trustee to Waive Default, executed by Creditanstalt Municipal Leasing Company ("CMLC") and acknowledged by Norwest Bank Iowa, National Association, as Trustee (the "Trustee"), pursuant to which CMLC shall direct the Trustee to waive certain events of default thereunder and to cause the City of Ellsworth, Iowa, as issuer of the Bonds, to amend the Bond Loan Agreement to reflect the amendments to the financial covenants contained in the Loan Agreement contained therein;

          (i) such other documents, instruments and agreements with respect to the transactions contemplated by this Amendment, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to Lender, and containing, without limitation, representations and warranties which are customary and usual in such documents.

         9. REFERENCES IN LOAN DOCUMENTS. All references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

         10. NO CLAIMS, OFFSET. Borrower hereby represents, warrants, acknowledges and agrees to and with Lender that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against Lender which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Loan Agreement and the Loan Documents or which are based upon acts or omissions of Lender in connection therewith and (b) the Obligations are absolutely owed to Lender, without offset, deduction or counterclaim.

         11. NO NOVATION. The terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created thereby.

         12. LIMITATION OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

         13. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement. Any signature page to this Amendment may be witnessed by a telecopy or

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other facsimile of any original signature page or any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

         14. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         15. SECTION REFERENCES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         16. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    "BORROWER"

                                    UNCLE B'S BAKERY, INC.


                                    By: /s/ William T. Rose, Jr.
                                       ----------------------------------
                                       William T. Rose, Jr.
                                       President


                                    Attest: /s/ Wm. Howard McClennan, Jr.
                                           ------------------------------
                                           Wm. Howard McClennan, Jr.
                                           Secretary



                                    "LENDER"

                                    CREDITANSTALT CORPORATE FINANCE, INC.


                                    By: /s/ Robert M. Biringer
                                       ----------------------------------
                                       Robert M. Biringer
                                       Executive Vice President


                                    By: /s/ John G. Taylor
                                       ----------------------------------
                                       John G. Taylor
                                       Senior Associate
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                                   EXHIBIT A
                       TO WAIVER AND FOURTH AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     Lender has been provided with a copy of the Situation Analysis Report, dated November 1997, prepared by The Scotland Group, Inc. with respect to Borrower. Due to the factors described in that report, including the termination of the contract with Heinz Bakery Products, the termination of the agreement with Metz Baking for distribution of Millspring bagels, manufacturing inefficiencies relating to Borrower's plant expansion project coupled with Borrower's overhead structure, Borrower has experienced liquidity difficulties. This liquidity situation has resulted in a variety of material adverse effects on Borrower, some of which have been manifested after October 31, 1997, including the items described in the letter from Borrower's counsel to Lender's counsel dated December 15, 1997 and the mechanic's lien filed on December 12, 1997 by Newell Machinery Co., Inc. against Borrower, a copy of which has been provided to Lender's counsel.